EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated February 19, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Caterpillar Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Peoria, Illinois
December 11, 2013

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